EXHIBIT 99.1

Superconductor Technologies Reports Third Quarter 2019 Results

AUSTIN, Texas, Nov. 12, 2019 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq: SCON) reported financial results for the three and nine months ended September 28, 2019.

Jeff Quiram, STI’s president and CEO, stated, “In the third quarter, we started delivering initial quantities of our Conductus® high performance magnet wire to several customers but we remain challenged to meet current customer commitments. We remain focused on completing our current customer demand before we can begin to transition to full production.

“Late in the third quarter we reengaged our efforts on our Department of Energy (DOE) project. In conjunction with project partners TECO Westinghouse Motor Company, Massachusetts Institute of Technology, and the University of North Texas, we are focused on the deployment of components for Next Generation Electrical Machines. The objectives have significant synergies with our commercial goal of ramping capacity of best in class 2G HTS wire for superconducting magnet applications.

“Finally, early in the fourth quarter, we strengthened our IP portfolio as the U.S. Patent and Trademark Office in October granted STI a patent that further protects its unique techniques to maximize current carrying performance in superconducting magnet applications. This patented process is important for the industry as high-performance magnet wire is a key component to the successful future commercialization of fusion,” Quiram concluded.

Strategic Alternatives
As announced on October 29, 2019, STI’s management and Board are exploring strategic alternatives for the company, which may include, among others, a strategic investment financing that would enable the company to pursue its current business plan to commercialize the Conductus wire platform; a business combination such as a merger with another party; or a sale of STI. The company’s timetable for the conclusion of this review and its decisions related to any potential strategic alternatives are subject to the company’s cash limitations noted below.

Third Quarter Financial Summary
STI’s third quarter 2019 net revenues were $157,000, compared to $517,000 in the third quarter of 2018. For both periods, revenue was from work done in the company’s ongoing Department of Energy NGEM project. Net loss for the third quarter 2019 was $2.4 million, or a loss of $0.43 per share, compared to a net loss of $2.2 million, or a loss of $0.88 per share for the third quarter of 2018.

STI net revenues for the nine-month period ending September 28, 2019 were $157,000, compared to $1.6 million for the nine-month period ending September 29, 2018. The net loss for the nine-month period ending September 28, 2019, was $7.3 million, or $1.63 per share, compared to $5.7 million, or $3.66 per share for the nine-month period ending September 29, 2018.

Please note: share and per share data for both periods are adjusted for the 1-for-10 reverse stock split effective on July 24, 2018.

As of September 28, 2019, STI had $275,000 in cash and cash equivalents. On October 10, 2019, STI generated gross proceeds of approximately $3.0 million from a public offering. This offering did not raise sufficient proceeds for STI to execute on its planned business operations over the next 12-months. STI’s current forecast is that its existing cash and cash equivalents resources will be sufficient to fund its business operations only into the first quarter of 2020.

Investor Conference Call
STI will host a conference call and simultaneous webcast today, November 12th, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results. To listen to the call live, please dial 1-866-548-4713 at least 10 minutes before the start of the conference. International participants may dial 1-323-794-2093. The conference ID is 1233333. The call will be webcast and can be accessed from the “Investor Relations” section of the company’s website. A telephone replay will be available until midnight ET on November 19th by dialing 1-844-512-2921 or 1-412-317-6671 and entering pass code 1233333. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement
Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which capital may not be available on acceptable terms or at all) in the very near future, before cash reserves are depleted, to implement our current business plan and maintain our viability; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; the steps required to maintain the listing of our common stock with a U.S. national securities exchange and the impact on the liquidity and trading price of our common stock if we fail to maintain such listing; the cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2018, and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Moriah Shilton or Kirsten Chapman
LHA      +1-415-433-3777       invest@suptech.com

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Government contract revenues	$157,000	$517,000	$157,000	$1,556,000
Total revenues	157,000	517,000	157,000	1,556,000

Costs and expenses:
Cost of commercial product revenues	943,000	604,000	2,688,000	1,611,000
Cost of government contract revenues	10,000	395,000	27,000	1,129,000
Research and development	622,000	665,000	1,875,000	1,655,000
Selling, general and administrative	966,000	1,041,000	2,922,000	3,088,000

Total costs and expenses	2,541,000	2,705,000	7,512,000	7,483,000

Loss from operations	(2,384,000)	(2,188,000)	(7,355,000)	(5,927,000)

Other income and expense:

Adjustments to fair value of warrant derivatives	-	3,000	-	52,000
Adjustment to warrant exercise price	-	-	-	(24,000)
Other income	9,000	16,000	54,000	30,000

Net loss	$(2,375,000)	$(2,169,000)	$(7,301,000)	$(5,869,000)

Basic and diluted net loss per common share	$(0.43)	$(0.88)	$(1.64)	$(3.66)

Basic and diluted weighted average number of common shares outstanding	5,501,576	2,469,371	4,455,258	1,601,752

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 28,	December 31,
	2019	2018
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$275,000	$5,616,000
Accounts Receivable Net	157,000
Inventory	147,000	173,000
Prepaid expenses and other current assets	147,000	61,000
Total Current Assets	726,000	5,850,000

Property and equipment, net of accumulated depreciation of
$12,843,000 and $12,172,000, respectively	338,000	1,009,000
Patents, licenses and purchased technology, net of accumulated amortization
of $1,060,000 and $1,026,000, respectively	652,000	686,000
Operating lease assets	297,000	-
Other assets	69,000	69,000
Total Assets	$2,082,000	$7,614,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$349,000	$313,000
Accrued expenses	493,000	539,000
Current operating lease liabilities	291,000	-
Total Current Liabilities	1,133,000	852,000
Long term operating lease liabilities	6,000	-
Other long term liabilities	8,000	17,000
Total Liabilities	1,147,000	869,000

Stockholders’ Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized,
328,925 and 330,787 shares issued and outstanding, respectively	-	-
Common stock, $.001 par value, 250,000,000 shares authorized,
5,502,609 and 3,270,609 shares issued and outstanding, respectively	6,000	3,000
Capital in excess of par value	327,974,000	326,486,000
Accumulated deficit	(327,045,000)	(319,744,000)
Total Stockholders' Equity	935,000	6,745,000
Total Liabilities and Stockholders' Equity	$2,082,000	$7,614,000

Note – December 31, 2018 balances were derived from audited financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,301,000)	$(5,869,000)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	704,000	781,000
Stock-based compensation expense	70,000	44,000
Adjustments to fair value of warrant derivatives	-	(52,000)
Adjustment to warrant exercise price	-	24,000
Changes in assets and liabilities:
Accounts receivable	(157,000)	43,000
Inventories	26,000	(47,000)
Prepaid expenses and other current assets	(86,000)	(44,000)
Patents and licenses	-	(1,000)
Accounts payable, accrued expenses and other current liabilities	(18,000)	160,000
Net cash used in operating activities	(6,762,000)	(4,961,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-	(189,000)
Net cash used in investing activities	-	(189,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the sale of common stock	1,421,000	9,680,000
Net cash provided by financing activities	1,421,000	9,680,000

Net increase (decrease) in cash and cash equivalents	(5,341,000)	4,530,000
Cash and cash equivalents at beginning of period	5,616,000	3,056,000
Cash and cash equivalents at end of period	$275,000	$7,586,000